CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

USA Video Interactive Corp.

We hereby consent to the incorporation by reference in Registration Statement No 000-29651 of USA Video Interactive Corp. and Subsidiaries on Form S-8 of our report dated March 14, 2007 on the consolidated financial statements of USA Video Interactive Corp. and Subsidiaries as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006 which appear on Form 10K filed on March 26, 2007.

“Goldstein Golub Kessler LLP”

GOLDSTEIN GOLUB KESSLER LLP

New York, New York

August 14, 2007